Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-235775) and Form S-8 (File Nos. 333-228821 and 333-231717) of DiaMedica Therapeutics Inc. of our report dated March 23, 2020, relating to the consolidated financial statements of DiaMedica Therapeutics Inc., which appears in this annual report on Form 10-K for the fiscal year ended December 31, 2019.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

March 23, 2020